Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To Whom It May Concern:

We have issued our report dated May 15, 2005, accompanying the financial statements of Source Atlantic, Inc. on Form SB-2 for the years ended December 31, 2004 and 2003. We hereby consent to the incorporation by reference of said reports on the Registration Statement of Source Atlantic, Inc. on Form SB-2 to be filed with the US Securities and Exchange Commission.

Signed,

/S/ JEWETT, SCHWARTZ & ASSOCIATES

June 22, 2005